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                         To All Unexchanged Holders of
                United Artists Entertainment Company Securities:

         As you may recall, on December 2, 1991, pursuant to the merger of UAE into a subsidiary of Tele-Communications, Inc. ("TCI"), each share of UAE Class A Common Stock and UAE Class B Common Stock became exchangeable for 1.02 shares of TCI Class A Common Stock (now Tele-Communications, Inc. Series A TCI Group Common Stock), respectively. Additionally, pursuant to several other transactions involving TCI securities, you are also entitled to the TCI securities referenced on the attached summary entitled "UAE EXCHANGE".

         ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon"), is the current Exchange Agent for UAE securities. CHASEMELLON'S RECORDS INDICATE THAT YOU HAVE NOT YET EXCHANGED YOUR UAE SHARES FOR TCI SHARES.

         Enclosed is a packet of materials informing you of a new offering (the "Series A Exchange Offer") of one share of TCI Series A TCI Ventures Group Common Stock in exchange for each share of Tele-Communications, Inc. Series A TCI Group Common Stock validly tendered prior to the Expiration Date of the offering (as defined within the enclosed materials). PLEASE NOTE THAT YOU MAY ONLY PARTICIPATE IN THE SERIES A EXCHANGE OFFER BY TENDERING SHARES OF TELE-COMMUNICATIONS, INC. SERIES A TCI GROUP COMMON STOCK.

         If you wish to participate in the Series A Exchange Offer, you must IMMEDIATELY forward your shares of UAE, together with a fully completed Series A Exchange Offer Letter of Transmittal, to The Bank of New York ("The Bank") in the enclosed envelope. You must indicate on the Series A Exchange Offer Letter of Transmittal how many shares of your Tele-Communications, Inc. Series A TCI Group Common Stock you wish to tender in the Series A Exchange Offer (bearing in mind that the initial UAE/TCI exchange rate is 1.02 shares of Tele-Communications, Inc. Series A TCI Group Common Stock for each share of UAE stock, as adjusted by the several transactions listed in the attached summary entitled "UAE Exchange"). Upon receipt, The Bank will first process your UAE/TCI exchange and then process your Series A Exchange Offer Letter of Transmittal.

         If you DO NOT wish to participate in the Series A Exchange Offer, please call Georgeson & Company, Inc. ("Georgeson"), TCI's Information Agent for the Series A Exchange Offer, at 1-(800) 223-2064, for information relating only to the exchange of your UAE securities. Please also call Georgeson if you have any questions about any of the other instructions contained in this letter.

                                         Very truly yours,



                                         Stephen M. Brett
                                         Executive Vice President, Secretary
                                         and General Counsel



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                                  UAE EXCHANGE


         On December 2, 1991, pursuant to the merger of UAE into a subsidiary of Tele-Communications, Inc. ("TCI"), each share of UAE Class A Common Stock became exchangeable for 1.02 shares of TCI Class A Common Stock (now Tele-Communications, Inc. Series A TCI Group Common Stock), and each share of UAE Class B Common Stock became exchangeable for 1.02 shares of TCI Class A Common Stock (now Tele-Communications, Inc. Series A TCI Group Common Stock). Subsequent to the merger, TCI effected the transactions listed below, all of which changed the original exchange rate:

         a) On August 3, 1995, TCI Class A Common Stock and TCI Class B Common Stock were redesignated as Tele-Communications, Inc. Series A TCI Group Common Stock ("Series A TCI Group Common Stock") and Tele-Communications, Inc. Series B TCI Group Common Stock ("Series B TCI Group Common Stock"), respectively. On August 4, 1995, TCI issued a 25% stock dividend to holders of record of its Series A TCI Group Common Stock and Series B TCI Group Common Stock securities. All holders of Series A TCI Group Common Stock received one-fourth of a share of Tele-Communications, Inc. Series A Liberty Media Group Common Stock ("Series A Liberty Media Group Common Stock") for each share of Series A TCI Group Common Stock held, and one-fourth of a share of Tele-Communications, Inc. Series B Liberty Media Group Common Stock ("Series B Liberty Media Group Common Stock") for each share of Series B TCI Group Common Stock held. As you know, The Bank of New York is the current transfer agent for these TCI securities.

         b) On December 4, 1996, TCI spun off its satellite company operations by distributing shares of TCI Satellite Entertainment, Inc. ("SATCO"). Holders of record of Series A TCI Group Common Stock as of the November 12, 1996 record date received one share of SATCO Series A Common Stock (SATCO-A) for each ten shares of Series A TCI Group Common Stock held as of the record date, and one share of SATCO Series B Common Stock (SATCO-B) for each ten shares of Series B TCI Group Common Stock held. The Bank of New York is also the current transfer agent for these SATCO securities.

         c) On January 13, 1997, TCI declared a 50% stock dividend payable to holders of record of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock as of the December 27, 1996 record date. Each such shareholder received one share of Series A Liberty Media Group Common Stock for every two shares of Series A Liberty Media Group Common Stock held, and one share of Series A Liberty Media Group Common Stock for every two shares of Series B Liberty Media Group Common Stock held on the record date.